Exhibit 99.1

GULFSTREAM NATURAL GAS SYSTEM, L.L.C.

STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
	(In millions)
Operating Revenues
Transportation of natural gas	$201.4	$183.8
Other	2.1	1.2

Total operating revenues	203.5	185.0

Operating Expenses
Operating, maintenance and other	14.9	14.6
Depreciation and amortization	26.3	25.8
Property and other taxes	13.6	12.4

Total operating expenses	54.8	52.8

Operating Income	148.7	132.2
Other Income and Expenses	0.6	1.3
Interest Expense	52.4	43.7

Net Income	$96.9	$89.8

See Notes to Financial Statements.

GULFSTREAM NATURAL GAS SYSTEM, L.L.C.

BALANCE SHEETS

(Unaudited)

	September 30, 2010	December 31, 2009
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$94.2	$63.0
Receivables, net	22.8	22.3
Other	11.4	9.2

Total current assets	128.4	94.5

Property, Plant and Equipment
Cost	2,045.6	2,036.5
Less accumulated depreciation and amortization	238.3	212.0

Net property, plant and equipment	1,807.3	1,824.5

Regulatory Assets and Deferred Debits
Regulatory tax asset	24.2	24.4
Unamortized debt expense	7.5	8.2

Total regulatory assets and deferred debits	31.7	32.6

Total Assets	$1,967.4	$1,951.6

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$6.0	$8.5
Taxes accrued	14.1	2.1
Interest accrued	27.6	10.0
Accrued liabilities	1.3	2.2
Fuel tracker liabilities	4.9	3.7
Natural gas imbalance payables	1.5	—

Total current liabilities	55.4	26.5

Long-term Debt	1,148.9	1,148.8

Other Long-term Liabilities	0.4	—

Commitments and Contingencies
Members’ Equity
Members’ equity	752.1	764.7
Accumulated other comprehensive income	10.6	11.6

Total members’ equity	762.7	776.3

Total Liabilities and Members’ Equity	$1,967.4	$1,951.6

See Notes to Financial Statements.

GULFSTREAM NATURAL GAS SYSTEM, L.L.C.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$96.9	$89.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27.1	26.5
Allowance for funds used during construction—equity	(0.3)	(0.5)
Other	26.5	27.1

Net cash provided by operating activities	150.2	142.9

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(9.7)	(47.3)

Net cash used in investing activities	(9.7)	(47.3)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions from members	11.0	32.9
Distributions to members	(120.3)	(396.6)
Proceeds from the issuance of long-term debt	—	299.0

Net cash used in financing activities	(109.3)	(64.7)

Net increase in cash and cash equivalents	31.2	30.9
Cash and cash equivalents at beginning of period	63.0	63.0

Cash and cash equivalents at end of period	$94.2	$93.9

See Notes to Financial Statements.

GULFSTREAM NATURAL GAS SYSTEM, L.L.C.

STATEMENTS OF MEMBERS’ EQUITY AND COMPREHENSIVE INCOME

(Unaudited)

	Spectra Energy Corp	Spectra Energy Partners, LP	The Williams Companies, Inc.	Williams Partners, L.P.	Total
	(In millions)
Balance December 31, 2009	$198.0	$190.2	$388.1	$—	$776.3

Net income	24.7	23.7	29.0	19.5	96.9
Reclassification of cash flow hedges into earnings	(0.3)	(0.2)	(0.3)	(0.2)	(1.0)

Total comprehensive income					95.9

Capital contributions from members	2.8	2.7	3.3	2.2	11.0
Distributions to members	(30.7)	(29.5)	(40.9)	(19.2)	(120.3)
Attributed deferred tax expense	(0.1)	—	(0.1)	—	(0.2)

Balance September 30, 2010	$194.4	$186.9	$379.1	$2.3	$762.7

Balance December 31, 2008	$269.9	$259.3	$529.2	$—	$1,058.4

Net income	22.9	22.0	44.9	—	89.8
Reclassification of cash flow hedges into earnings	(0.3)	(0.2)	(0.5)	—	(1.0)

Total comprehensive income					88.8

Capital contributions from members	8.4	8.0	16.5	—	32.9
Distributions to members	(101.1)	(97.2)	(198.3)	—	(396.6)
Attributed deferred tax expense	—	—	(0.1)	—	(0.1)

Balance September 30, 2009	$199.8	$191.9	$391.7	$—	$783.4

See Notes to Financial Statements.

GULFSTREAM NATURAL GAS SYSTEM, L.L.C.

Notes to Financial Statements

1.	Summary of Operations and Significant Accounting Policies

Nature of Operations. Gulfstream Natural Gas System, L.L.C. (collectively, “we”, “our”, “us” and “company”) owns an approximate 745-mile interstate natural gas pipeline system and is owned 25.5% by a subsidiary of Spectra Energy Corp (Spectra Energy), 24.5% by Spectra Energy Partners, LP (Spectra Energy Partners) and 50% by affiliates of, or entities controlled by The Williams Companies, Inc. (Williams). We are operated under joint management by Spectra Energy, which provides the business functions, and Williams, which provides the technical functions. We transport natural gas from Mississippi and Alabama, crossing the Gulf of Mexico to markets in central and southern Florida. Our interstate natural gas transmission operations are subject to the rules and regulations of the Federal Energy Regulatory Commission (FERC). We were formed on May 17, 1999 as a Delaware limited liability company.

Basis of Presentation. The financial statements reflect the results of operations, financial position and cash flows of our company. The financial statements do not include any of the assets, liabilities, revenues or expenses of the members. These interim financial statements should be read in conjunction with the financial statements included in Spectra Energy Partners’ Annual Report on Form 10-K for the year ended December 31, 2009, and reflect all normal recurring adjustments that are, in our opinion, necessary to fairly present our results of operations and financial position.

Use of Estimates. To conform with generally accepted accounting principles (GAAP) in the United States, we make estimates and assumptions that affect the amounts reported in the Financial Statements and Notes to Financial Statements. Although these estimates are based on our best available knowledge at the time, actual results could differ.

2.	Fair Value Measurements

The following table presents, for each of the fair value hierarchy levels, assets that are measured at fair value on a recurring basis:

		September 30, 2010
Description	Balance Sheet Caption	Total	Level 1	Level 2	Level 3
		(in millions)
Short-term money market securities	Cash and cash equivalents	$92.9	$92.9	$—	$—

Total Assets		$92.9	$92.9	$—	$—

		December 31, 2009
Description	Balance Sheet Caption	Total	Level 1	Level 2	Level 3
		(in millions)
Short-term money market securities	Cash and cash equivalents	$59.2	$59.2	$—	$—

Total Assets		$59.2	$59.2	$—	$—

Level 1 valuations represent quoted unadjusted prices for identical instruments in active markets.

Financial Instruments. There was no material change in fair value from December 31, 2009 for financial instruments recorded and carried at book value. Judgment is required in interpreting market data to develop the estimates of fair value.

During the 2010 and 2009 periods, there were no adjustments to assets measured at fair value on a nonrecurring basis.

3.	Hedging Activities

Interest Rate (Cash Flow) Hedges. We are exposed to the impact of market fluctuations in interest rates. To protect from increasing interest rates and the resulting higher cost of the debt that was issued in 2005, we locked in existing interest rates by using financial derivatives (swaps) for hedge strategies. The total amount of the debt in 2005 was $850.0 million of which $500.0 million was hedged. The associated interest rate swaps were terminated on October 12, 2005, prior to the issuance of the related debt. These derivatives were initially recorded on the Balance Sheets at their fair value as AOCI. Deferred gains of $10.6 million in AOCI as of September 30, 2010 will continue to be amortized to interest expense over the term of the debt issued (November 2015.) The total amortization for the nine months ended September 30, 2010 and 2009 was $1.0 million in each period.

4.	Commitments and Contingencies

Environmental. We are subject to various federal, state and local regulations regarding air and water quality, hazardous and solid waste disposals and other environmental matters. We believe there are no matters outstanding that upon resolution will have a material adverse effect on our results of operations, financial position or cash flows.

Litigation. We are involved in legal, tax and regulatory proceedings in various forums, including matters regarding contracts, performance and other matters, arising in the ordinary course of business, some of which may involve substantial monetary amounts. We have insurance for certain of these losses should they be incurred. We believe that the final disposition of these proceedings will not have a material adverse effect on our results of operations, financial position or cash flows.

5.	New Accounting Pronouncement

The following new accounting pronouncement was adopted during the nine months ended September 30, 2010:

In June 2009, the Financial Accounting Standards Board issued an accounting standard which is intended to address (1) the effects on certain consolidation provisions as a result of the elimination of the concept of qualifying special-purpose entities and (2) constituent concerns about the application of certain consolidation provisions including those in which the accounting and disclosures do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. The adoption of the provisions of this standard on January 1, 2010 did not have any impact on our consolidated results of operations, financial position or cash flows.

6.	Subsequent Event

On November 30, 2010, Spectra Energy Partners acquired an additional 24.5% interest in us from a subsidiary of Spectra Energy, for a total ownership percentage of 49%.